                                                                    EXHIBIT 24-E


                            SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned constitutes and appoints JOSEPH HINES and CLARENCE J. BAUDHUIN, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Form S-3 Registration Statement for filing with the Securities and Exchange Commission respecting the registration of shares of Common Stock, $.001 par value, of Zila, Inc., a Delaware corporation, together with any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

      DATED: December 11, 1997



                                    /s/ Carl A. Schroeder
                                    ---------------------------
                                    CARL A. SCHROEDER

STATE OF ARIZONA     }
                     }   ss.
County of Maricopa   }


      On this 11th day of December, 1997, before me, the undersigned Notary Public, personally appeared Carl A. Schroeder, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                    /s/ Janice L. Backus
                                    ---------------------------
                                    Notary Public


My commission expires: October 23, 2001